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                                                                   EXHIBIT 10.54

                              ASSUMPTION AGREEMENT


This Agreement Has been entered into by ITC Holding Company, Inc. (Current Lessee) and Knology Holdings, Inc. (Replacement Lessee) to effect the assumption by the Replacement Lessee of the lease of the "J. Smith Lanier, II" building which is currently under lease by the Current Lessee from J. Smith Lanier, II (Lessor).

The Replacement Lessee agrees to assume all the rights and responsibilities of the aforementioned lease (copy attached) effective November 1, 1999. All future lease payments will be made by the Replacement Lessee to the Lessor consistent with the terms of the aforementioned lease.



AGREED:                         AGREED:


/s/ L. H. SCOTT, III            /s/ J. SMITH LANIER, II
-------------------------       --------------------------
ITC Holding Company, Inc.       J. Smith Lanier, II



AGREED:                         AGREED:


/s/                             11-9-99
-------------------------       -------------------------
Knology Holdings, Inc.
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PARTIES:          This Lease Indenture made and entered into this 1st day of
                  July 1990, by and between J. Smith Lanier, II hereinafter referred to as "LANDLORD", P.O. Box 70, West Point, Georgia 31833 and Interstate Cellular, Inc., P.O. Box 510, West Point, Georgia 31833, hereinafter referred to as "TENANT".

                                   WITNESSETH

PREMISES:         That LANDLORD for and in consideration of the rents reserve to be paid and the covenants to be performed, has leased and by these presents does lease, unto "TENANT" certain premises in West Point, Georgia described as follows:
                  Office Building and premises located at 210 West Ninth Street,
                  West Point, Georgia - located northeast corner Second Avenue and West Ninth Street.

RENT AND          To have and to hold the said property from first day of July,
TERM:             1990, for a term of fifteen years, thence next ensuring,
                  TENANT to pay, therefore during said term the sum of Four
                  Hundred Forty-seven Thousand Seventy Five Dollars
                  ($447,075.00) in equal monthly installments of Two Thousand
                  Four Hundred Eighty Three and 75/100 Dollars ($2,483.75) on the first day of each month, beginning with the first day of July, 1990, at the office of LANDLORD'S shown above. All utilities and assessments will be paid by the TENANT. 5% late charge will be added after 10th of the month.

RENEWAL: TENANT shall have the right to two - 5-year renewal options and shall indicate to the LANDLORD his intention to renew ninety days prior to the expiration of the original lease or first option. If the TENANT does not desire a five-year renewal, this lease shall continue on a month-to-month basis at the then effective rate until 30 days written notice is given by either party to the other of intention to terminate.

USE: Premises are to be leased to and used by TENANT for offices and/or related cellular activities ONLY, TENANT agreeing that he will not put the premises to any illegal or unlawful use nor to any use which will increase the insurance thereon.
                  --------------------------------------------------------------
                  --------------------------------------------------------------
                  TENANT agrees to bear the expense of keeping the premises, together with any fixtures installed therein, in good condition, ordinary wear and tear excepted, except broken glass which shall be replaced at TENANT'S expense regardless of how caused, and except the expense of keeping open all water and sewerage pipes which shall likewise be borne by the TENANT regardless of how caused. Should the main sewer or waste lines also serve other persons, TENANT agrees to pay his proportionate cost. At the expiration, premises will be returned by TENANT "broom clean" with all keys.

DAMAGES-          TENANT will give LANDLORD notice in writing, specifically
INJURIES:         pointing out any defects in the premises which may arise
                  subsequently and agrees that LANDLORD may have not less than ten days to remedy such defects. In the absence of such notice and until the expiration of said ten days, TENANT agrees that LANDLORD is released of any and all liability therefrom for injuries or damage to TENANT, his family, servants or guests, TENANT hereby specifically waiving any law of the State of Georgia in conflict herewith or requiring inspection by LANDLORD. If a member of TENANT'S family, a guest or servant recovers against LANDLORD under such circumstances, TENANT agrees to indemnify and hold LANDLORD harmless for such loss.
                  TENANT for himself, his family, servants and guests releases
                  LANDLORD of any damage or injury from water or steam, which risk TENANT hereby assumes.

GENERAL: Provisions with reference to remedies in case of default, abandonment, or bankruptcy, with reference to Landlord's right to repossess, and with reference to waiver are shown on reverse hereof. THEY ARE A PART OF THIS AGREEMENT.

NOTICES: All notices provided for hereunder must be in writing. Such notices mailed to or left at the within named premises shall constitute notice to TENANT, and notice to the LANDLORD shall be accomplished by like document to LANDLORD'S as herein shown.

INSPECTION:       Upon reasonable notice of not less than twelve hours to
                  TENANT, LANDLORD may enter premises for the purpose of inspection, repair or showing to prospective purchaser or tenant. After notice of termination of lease, LANDLORD may place rental signs on the property.

POSSESSION:       If LANDLORD is prevented by law or through no fault of his in giving possession on the date herein provided, there shall be no liability for damages of any kind resulting from such failure.

ADVERTISING:      All rights to advertise on premises or place signs thereon shall be reserved to the LANDLORD.

ASSIGNMENT:       The TENANT shall not be at liberty to assign this lease, or sub-let the whole or any part of said premises for the whole or any part of said term, or place any tenant upon said premises without the assent of the LANDLORD, or his AGENT, in writing.

INTEREST AND      All sums due thereunder shall bear interest at 8% per annum
COSTS:            after maturity and if placed with an attorney for collection,
                  LANDLORD may recover reasonable attorney's fees of 15% as cost of collection.

FIRE: Should the premises be rendered untenable by fire or other casualty, the lease is to terminate. Rent shall not abate in case of partial damage which does not render the dwelling untenable, in which case repairs will be promptly made.

FIXTURES:         No fixtures are to be installed nor alterations and repairs are to be made by TENANT without the written consent of LANDLORD, but when so made shall become a part of the building except fixtures as may be constructively attached, such as stoves, heating units, refrigerators and like fixtures, or others which are covered by written agreement, which shall be removable by TENANT at the end of the term; provided, all rent due under this lease has been paid and provided same can be done without damage to the premises.

DAMAGE DEPOSIT:   If sublet or assigned, LANDLORD may require a $2,400 damage deposit.

SPECIAL:          SPECIAL PROVISIONS OF THIS LEASE
                  1. This is a net/net/net lease. LANDLORD shall bill TENANT annually for Insurance and Property Taxes.
                  2. Improvements and betterments will be made at expense and liability of tenant with approval of LANDLORD.
                  3. TENANT has first refusal to purchase.
                  4. TENANT has right to sub-lease for like or similar business office space.
                  5. Space may not be used for wholesale or retail liquor or alcoholic beverage distribution or sale.

                  Executed under seal in duplicate on the day and year first above written.


/s/                           (L.S.)      /s/ J. Smith Lanier, II       (L.S.)
-----------------------------             -----------------------------

/s/ Interstate Cellular, Inc. (L.S.)      /s/ J. Smith Lanier, II       (L.S.)
-----------------------------             -----------------------------

                              (L.S.)                                    (L.S.)
-----------------------------             -----------------------------
                       TENANT
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                      ADDITIONAL PROVISIONS OF THIS LEASE


DEFAULT: Upon failure of TENANT to pay any sums hereunder promptly, time being of the essence, or upon breach by TENANT of any of the terms of this lease, the balance due, hereunder for the full remainder of the term shall become due and payable at once by TENANT. TENANT expressly represents that all furniture, fixtures, appliances and equipment installed in premises are his property and that no furniture, fixtures or other property shall be removed by TENANT from the premises while any provision of this lease is in default.

ABANDONMENT:      If leased is in default and TENANT, his family and servants have moved from the premises, LANDLORD may thereupon re-enter and take possession of the said premises, and furniture and other belongings of the TENANT which may be in same, without legal process which will terminate any right of TENANT to re-enter.

REPOSSESSION:     In case of abandonment of premises by TENANT, or following default, the surrender of possession on demand, or eviction by law, LANDLORD may retake possession immediately and the retaking of possession by LANDLORD, in absence of express election in writing to do so, shall not terminate this lease.
                  LANDLORD shall have the right to recover immediately as damages, rentals to the end of the lease. LANDLORD in subletting premises shall be acting as TENANT'S agent to reduce TENANT'S loss, any net sums received by the LANDLORD to apply as payment on any judgement obtained of balance due.
                  After same is satisfied, LANDLORD is to pay anything received to TENANT.

BANKRUPTCY:       In case of bankruptcy, insolvency or receivership of TENANT,
                  LANDLORD is to have the right at his option to forthwith terminate the lease and to proceed for any sum then due hereunder and also damages for the breach of said lease.
                  TENANT waives and renounces for himself and family all Homestead and Exemption rights of this State, of the United
                  States, or any other State, and as additional security hereunder, assigns to LANDLORD such Homestead and/or
                  Exemption, authorizing LANDLORD as his attorney in fact to file claim for Homestead and to receive and accept same in TENANT'S name in any bankruptcy proceedings.

WAIVER: If in any instance, LANDLORD shall allow a delay or suspend any provision in this lease, such waiver shall not prevent LANDLORD from insisting upon a strict observance thereof at any subsequent date.